UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2026

Hercules Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000 San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 289-3060
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition

Set forth below are preliminary estimates of Hercules Capital, Inc. (the “Company”, “we” or “our”) as of and for the quarter ended June 30, 2026, which are estimated as of July 21, 2026. The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The preliminary data is subject to completion of the Company’s financial closing and review procedures and is not a comprehensive statement of the Company’s financial results or valuations as of, or for the period ended, June 30, 2026. Actual results may differ materially from this preliminary data as a result of the completion of the Company’s financial closing and review procedures, final adjustments, valuation process and other developments that may arise between now and the time that the Company’s financial results for such period are finalized.

As of the date hereof:

•The preliminary estimate of our net asset value (“NAV”) per share of our common stock as of June 30, 2026 is in the range of $12.10 to $12.20, representing an increase of $0.20 to $0.30 per share, or 1.7% to 2.5%, from the NAV per share of $11.90 as of March 31, 2026.

•The preliminary estimate of our second quarter 2026 net realized gains/(losses) is approximately $7.7 million of net realized gains.
•The preliminary estimate of our second quarter 2026 net investment income is in the range of $0.49 to $0.51 per share of our common stock.
•The preliminary estimate of our second quarter 2026 gross new investment commitments and fundings is approximately $0.9 billion and $0.6 billion, respectively.
•We preliminarily estimate that our investments on non-accrual status comprised <0.5% of the total investment portfolio at cost as of June 30, 2026, representing an increase from 0.2% of the total investment portfolio at cost as of March 31, 2026.
•The preliminary estimate of our total investments at fair value as of June 30, 2026 is approximately $4.5 to $4.6 billion.

The information disclosed under this Item 2.02 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

The information disclosed under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made herein are made only as of the date hereof. We assume no obligation to update any such statements in the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
July 21, 2026
	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho
Secretary